MGP INGREDIENTS REPORTS RECORD THIRD QUARTER 2021 RESULTS
Increases full-year 2021 guidance
Strong execution in each business segment led to record results

ATCHISON, Kan., November 3, 2021 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today reported results for the third quarter ended September 30, 2021.

2021 third quarter results compared to 2020 third quarter results

•Consolidated sales increased 71.5% to $176.6 million as a result of strong growth in each of the reporting segments.
•Consolidated gross profit increased 146.5% to $57.1 million, due to strong growth in each of the reporting segments.
•Consolidated operating income increased 140.9% to $32.9 million; adjusted operating income increased 142.6% to $33.2 million.
•Earnings per share ("EPS") increased to $1.08 per share from $0.61 per share; adjusted EPS increased to $1.09 per share from $0.61 per share.
•Adjusted EBITDA increased to $38.4 million from $17.1 million, representing a 124.2% increase.

“The record consolidated quarterly results reflect the progress our team has made toward executing our long-term strategic plan,” said David Colo, president and CEO of MGP Ingredients. “Sales of premium beverage alcohol increased 32.5%, primarily driven by brown goods sales growth of 33.4% from last year, which was due to both higher aged whiskey and new distillate sales. Our Ingredient Solutions business also maintained its positive trajectory, growing sales by 12.5% from the prior year period, as it continues to align with favorable consumer trends.

“Integration of our recently completed acquisition of Luxco remains on track, including achievement of the synergy expectations we shared earlier in the year,” continued Colo. “As evidenced in our recent results, this additional platform is improving our gross profit and cash flow generation profile, and provides long term growth opportunities for the company.”

Distillery Products Segment
In the third quarter of 2021, sales for the Distillery Products segment increased 15.0% to $91.0 million. Gross profit increased to $27.0 million or 29.6% of segment sales, compared to $15.9 million, or 20.1% of segment sales in the third quarter 2020.

“We posted another solid quarter in the Distillery Products segment, primarily driven by strong aged whiskey sales, as a result of the continued robust consumer demand for our premium beverage alcohol offerings,” said Colo. “The macro consumer trend supporting the ongoing growth of the American Whiskey category remains robust, which is confirmed by the demand we’re experiencing from new and existing brown goods customers. White goods sales also experienced significant growth of 30.7% from the prior year period, primarily due to improved prices and volume.”

Branded Spirits Segment
In the third quarter of 2021, sales for the Branded Spirits segment totaled $61.6 million, primarily due to the Luxco acquisition. Gross profit increased to $23.2 million or 37.7% of segment sales.

“Our Branded Spirits segment results continued to exceed expectations this quarter,” commented Colo. “Ongoing consumer demand for our brands has been a major catalyst for growth, which was reflected in the strong performance by our American Whiskey and Tequila brands, as well as the continued return of on-premise demand. We remain focused on improving our portfolio profitability by optimizing gross profits and margins, as well as the marketing mix across all of our brands.”

Ingredient Solutions Segment
For the third quarter of 2021, sales in the Ingredient Solutions segment increased 12.5% to $24.0 million. Gross profit increased to $6.9 million, or 28.7% of segment sales, compared to $5.9 million, or 27.4% of segment sales in the third quarter 2020.

“This quarter’s record results reflected the solid demand we continue to experience for our plant-based proteins and starches in the Ingredient Solutions segment,” said Colo. “We believe our diverse customer base and product offering continue to be aligned with strong consumer trends.”

Other
MGP experienced a fire at the Atchison facility during the fourth quarter 2020, which damaged feed drying equipment and caused a temporary loss of production time. During the third quarter, the Company recorded a $6.4 million partial settlement from its insurance carrier and is working to construct a replacement drying system that is anticipated to be operational in the fourth quarter of 2021.

Corporate selling, general and administrative expenses increased to $24.2 million for the third quarter 2021 as compared to $9.5 million in the third quarter 2020, primarily driven by the assumption of Luxco SG&A expenses.

The corporate effective tax rate for the quarter was 24.5% compared with 21.6% in the year ago period. The increases, as compared to the prior year period, was primarily due to higher pre-tax income, which lessened the effects of tax credits received.

GAAP earnings per share increased to $1.08 per share from $0.61 per share. Adjusted EPS increased to $1.09 per share from $0.61 per share.

2021 Outlook
MGP is offering the following increased consolidated guidance for fiscal 2021, including Luxco's financial results:
•Sales are projected to be in the range of $570 million to $615 million.
•Adjusted EBITDA is expected to be in the range of $125 million to $135 million.
•Adjusted earnings per share are forecasted to be in the $3.75 to $4.05 range, with weighted average shares outstanding expected to be approximately 20.7 million at year end.

Conclusion
“We are very pleased with the continued solid results this quarter by each of our reporting segments,” said Colo. “We remain committed to the execution of our long-term growth strategy, further building on the momentum from last quarter and the year. The Distillery Products business is well positioned as a total solutions provider with enhanced capabilities while our Ingredient Solutions segment continues to optimize customer, market, and channel to drive additional profitability. And lastly, Branded Spirits continues its focus on brands that are positioned amongst growing spirits categories and price tiers. Our three business segments are uniquely aligned with strong consumer trends, which we believe will create long-term and sustainable shareholder value.”

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast:        ir.mgpingredients.com on the Events & Presentations page
Conference Call:    844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With U.S. distilleries in Kentucky, Indiana, Kansas, and Washington D.C., and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from five distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; MGP’s historic distillery in Lawrenceburg, Indiana, where the George Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced; and the Washington, D.C.-based Green Hat Distillery, producer of the Green Hat family of gins. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of the recent acquisition of Luxco, Inc. and its affiliates ("Luxco"), anticipated earnings enhancements, synergies and other strategic options. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the ability to realize the anticipated benefits of the acquisition of Luxco; (ii) the ability to successfully integrate the businesses; (iii) disruption from the acquisition of Luxco making it more difficult to maintain business and operational relationships; and (iv) significant transaction costs and unknown liabilities. Additional factors that could cause results to differ materially include, among others, (i) disruptions in operations at our Atchison facility, our Lawrenceburg facility, or any Luxco facility, (ii) the availability and cost of grain, flour, and agave, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of the COVID-19 pandemic, (viii) the ability to effectively pass raw material price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) our ability to realize operating efficiencies, (xi) actions of governments, and (xii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products, Branded Spirits and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, MGP has disclosed adjusted operating income, adjusted income before taxes, adjusted net income, adjusted MGP earnings, basic and diluted adjusted earnings per share, and adjusted EBITDA. The presentation of non-GAAP financial measures should be reviewed in conjunction with operating income, income before taxes, net income, net income attributable to common shareholders and basic and diluted earnings per share computed in accordance with U.S. GAAP and should not be considered a substitute for these GAAP measures. The non-GAAP adjustments referenced in the section entitled "Reconciliation of Selected GAAP Measures to Adjusted Non-GAAP Measures," take into account the impacts of items that are not necessarily ongoing in nature and/or predictive of the Company's operating trends. We believe that these non-GAAP measures provide useful information to investors regarding the company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for quarter ended September 30, 2020	$13,652
Increase in gross profit - Branded Spirits segment	21,828	159.9	pp(a)
Increase in gross profit - Distillery Products segment	11,063	81.0	pp
Increase in gross profit - Ingredient Solutions segment	1,033	7.6	pp
Increase in selling general and administrative expenses	(14,692)	(107.6)	pp
Operating income for quarter ended September 30, 2021	$32,884	140.9%

Operating income, year to date versus year to date	Operating Income	Change
Operating income for year to date ended September 30, 2020	$38,698
Increase in gross profit - Branded Spirits segment	40,010	103.4	pp(a)
Increase in gross profit - Distillery Products segment	37,379	96.6	pp
Increase in gross profit - Ingredient Solutions segment(a)	1,748	4.5	pp
Increase in selling general and administrative expenses	(36,788)	(95.1)	pp
Operating income for quarter ended September 30, 2021	$81,047	109.4%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	Basic and Diluted EPS	Change
Basic and diluted EPS for quarter ended September 30, 2020	$0.61
Increase in operations(b)	0.88	144.3	pp(a)
Increase in other income (expense), net(b)	(0.03)	(4.9)	pp
Change in interest expense, net(b)	(0.02)	(3.3)	pp
Tax: Change in effective tax rate	(0.06)	(9.8)	pp
Increase in shares outstanding resulting from the Merger	(0.30)	(49.2)	pp
Basic and diluted EPS for quarter ended September 30, 2021	$1.08	77.1%

Change in basic and diluted EPS, year to date versus year to date	Basic and Diluted EPS	Change
Basic and diluted EPS for year to date ended September 30, 2020	$1.68
Increase in operations(b)	1.92	114.3	pp(a)
Decrease in weighted average shares outstanding, excluding the Merger impacts	0.01	0.6	pp
Change in interest expense, net(b)	(0.04)	(2.4)	pp
Increase in other income (expense), net(b)	(0.03)	(1.8)	pp
Tax: Change in effective tax rate	(0.04)	(2.4)	pp
Increase in shares outstanding resulting from the Merger	(0.59)	(35.1)	pp
Basic and diluted EPS for year to date ended September 30, 2021	$2.91	73.2%

(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2020).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Brown goods	$42,793	$32,068	$10,725	33.4%
White goods	21,187	16,210	4,977	30.7
Premium beverage alcohol	63,980	48,278	15,702	32.5
Industrial alcohol	14,790	19,461	(4,671)	(24.0)
Food grade alcohol	78,770	67,739	11,031	16.3
Fuel grade alcohol	3,592	1,274	2,318	181.9
Distillers feed and related co-products	4,016	6,119	(2,103)	(34.4)
Warehouse services	4,666	4,041	625	15.5
Total Distillery Products	$91,044	$79,173	$11,871	15.0%

	BRANDED SPIRITS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Ultra premium	$13,118	$2,365	$10,753	454.7%
Premium	6,310	72	6,238	8,663.9
Mid	17,107	—	17,107	n/a
Value	19,057	—	19,057	n/a
Other	5,969	12	5,957	49,641.7
Total Branded Spirits	$61,561	$2,449	$59,112	2,413.7%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2021	2020	$ Change	% Change
Specialty wheat starches	$12,231	$11,604	$627	5.4%
Specialty wheat proteins	8,901	7,994	907	11.4
Commodity wheat starches	2,626	1,596	1,030	64.5
Commodity wheat proteins	248	148	100	67.6
Total Ingredient Solutions	$24,006	$21,342	$2,664	12.5%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Year to Date Ended September 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Brown goods	$129,600	$86,038	$43,562	50.6%
White goods	56,049	47,922	8,127	17.0
Premium beverage alcohol	185,649	133,960	51,689	38.6
Industrial alcohol	46,896	64,032	(17,136)	(26.8)
Food grade alcohol	232,545	197,992	34,553	17.5
Fuel grade alcohol	10,862	3,970	6,892	173.6
Distillers feed and related co-products	13,660	19,889	(6,229)	(31.3)
Warehouse services	12,949	11,641	1,308	11.2
Total Distillery Products	$270,016	$233,492	$36,524	15.6%

	BRANDED SPIRITS SALES
	Year to Date Ended September 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Ultra premium	$23,692	$3,049	$20,643	677.0%
Premium	12,692	243	12,449	5,123.0
Mid	34,894	—	34,894	n/a
Value	40,001	—	40,001	n/a
Other	11,278	29	11,249	38,789.7
Total Branded Spirits	$122,557	$3,321	$119,236	3,590.4%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended September 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Specialty wheat starches	$35,051	$30,938	$4,113	13.3%
Specialty wheat proteins	23,299	20,372	2,927	14.4
Commodity wheat starches	7,572	5,247	2,325	44.3
Commodity wheat proteins	1,378	1,236	142	11.5
Total Ingredient Solutions	$67,300	$57,793	$9,507	16.5%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2021	2020	2021	2020
Sales	$176,611	$102,964	$459,873	$294,606
Cost of sales	119,525	79,802	313,661	227,531
Gross profit	57,086	23,162	146,212	67,075
Selling, general and administrative expenses	24,202	9,510	65,165	28,377
Operating income	32,884	13,652	81,047	38,698
Interest expense, net	(1,116)	(594)	(2,708)	(1,701)
Other income (loss), net	(421)	185	(479)	352
Income before income taxes	31,347	13,243	77,860	37,349
Income tax expense	7,674	2,862	18,701	8,636
Net income	23,673	10,381	59,159	28,713

Net loss attributable to noncontrolling interest	203	—	279	—
Net income attributable to MGP Ingredients, Inc.	23,876	10,381	59,438	28,713

Income attributable to participating securities	(175)	(69)	(471)	(192)
Net income used in earnings per share calculation	$23,701	$10,312	$58,967	$28,521

Basic and diluted weighted average common shares	21,981,201	16,916,675	20,293,818	16,943,130

Basic and diluted earnings per common share	$1.08	$0.61	$2.91	$1.68

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30, 2021	December 31, 2020		September 30, 2021	December 31, 2020
ASSETS			LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Assets:			Current Liabilities:
Cash and cash equivalents	$16,162	$21,662	Current maturities of long-term debt	$3,227	$1,600
Receivables, net	92,152	56,966	Accounts payable	37,004	30,273
Inventory	239,312	141,011	Federal and state liquor taxes payable	6,498	107
Prepaid expenses	2,888	2,644	Income taxes payable	—	704
Refundable income taxes	1,382	—	Accrued expenses and other	39,737	20,645
Total Current Assets	351,896	222,283	Total Current Liabilities	86,466	53,329

Property, plant, and equipment	391,111	313,730	Other liabilities:
Less accumulated depreciation and amortization	(193,863)	(181,738)	Long-term debt, less current maturities	36,068	38,271
Property, Plant, and Equipment, net	197,248	131,992	Credit agreement - revolver	208,382	—
Operating lease right-of-use assets, net	8,436	5,151	Long-term operating lease liabilities	5,999	3,057
Investment in joint ventures	5,334	—	Other noncurrent liabilities	5,163	7,094
Intangible assets, net	219,355	890	Deferred income taxes	60,479	2,298
Goodwill	227,588	2,738	Total Liabilities	402,557	104,049
Other assets	7,611	3,521	Total equity	614,911	262,526
TOTAL ASSETS	$1,017,468	$366,575	TOTAL LIABILITIES AND TOTAL EQUITY	$1,017,468	$366,575

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net income	$59,159	$28,713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,668	9,618
Gain on sale of assets	5	337
Share-based compensation	5,247	2,693
Deferred income taxes, including change in valuation allowance	465	460
Other, net	(236)	—
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(5,593)	(11,683)
Inventory	(7,588)	(5,673)
Prepaid expenses	1,206	(2,032)
Income taxes payable	(2,086)	(673)
Accounts payable	(6,678)	2,057
Accrued expenses and other	15,859	5,647
Federal and state liquor taxes payable	(1,961)	139
Other, net	(682)	(146)
Net cash provided by operating activities	70,785	29,457
Cash Flows from Investing Activities
Additions to property, plant, and equipment	(37,257)	(13,507)
Purchase of business, net of cash acquired	(149,613)	(2,750)
Contributions to equity method investment	(988)	—
Proceeds from sale of property	—	688
Other, net	(1,308)	56
Net cash used in investing activities	(189,166)	(15,513)
Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(7,362)	(6,144)
Purchase of treasury stock	(767)	(4,395)
Loan fees paid related to borrowings	(666)	(1,148)
Principal payments on long-term debt	(813)	(300)
Proceeds from credit agreement - revolver	242,300	54,700
Payments on credit agreement - revolver	(32,300)	(40,000)
Payment on assumed debt as part of the Merger	(87,509)	—
Net cash provided by financing activities	112,883	2,713

Effect of exchange rate changes on cash	(2)	—
Increase (decrease) in cash and cash equivalents	(5,500)	16,657
Cash and cash equivalents, beginning of period	21,662	3,309
Cash and cash equivalents, end of period	$16,162	$19,966

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended September 30, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$57,086	$32,884	$31,347	$23,673	$23,701	$1.08
Adjusted to remove:
Business acquisition costs(b)	—	294	294	221	221	0.01
Adjusted Non-GAAP results	$57,086	$33,178	$31,641	$23,894	$23,922	$1.09

	Quarter Ended September 30, 2020
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$23,162	$13,652	$13,243	$10,381	$10,312	$0.61
Adjusted to remove:
CEO transition costs (d)	—	22	22	21	21	—
Adjusted Non-GAAP results	$23,162	$13,674	$13,265	$10,402	$10,333	$0.61

	Year to Date Ended September 30, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$146,212	$81,047	$77,860	$59,159	$58,967	$2.91
Adjusted to remove:
Inventory step-up - Branded Spirits (c)	2,529	2,529	2,529	2,529	2,510	0.13
Business acquisition costs(b)	—	8,922	8,922	7,524	7,462	0.37
Adjusted Non-GAAP results	$148,741	$92,498	$89,311	$69,212	$68,939	$3.41

	Year to Date Ended September 30, 2020
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$67,075	$38,698	$37,349	$28,713	$28,521	$1.68
Adjusted to remove:
CEO transition costs (d)	—	1,390	1,390	1,279	1,279	0.08
Adjusted Non-GAAP results	$67,075	$40,088	$38,739	$29,992	$29,800	$1.76

(a)MGP Earnings has been defined as "Net income attributable to MGP Ingredients, Inc."

(b)The Business acquisition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes transaction and integration costs associated with the merger with Luxco.

(c)The finished goods Inventory valuation step-up costs are included in the Condensed Consolidated Statement of Income within Cost of goods by the Branded Spirits segment. The adjustment includes the purchase accounting adjustment to value the acquired finished goods inventory at its estimated fair value.

(d)The CEO transition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes additional employee related costs in connection with the transition of CEOs.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO Adjusted EBITDA
(UNAUDITED)
(in thousands)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2021	2020	2021	2020
Net Income	$23,673	$10,381	$59,159	$28,713
Interest expense	1,116	594	2,708	1,701
Income tax expense	7,674	2,862	18,701	8,636
Depreciation and amortization	5,243	3,274	13,668	9,618
Equity method investment	405	—	739	—
Inventory step-up - Branded Spirits	—	—	2,529	—
Business acquisition costs	294	—	8,922	—
CEO transition costs	—	22	—	1,390
Adjusted EBITDA	$38,405	$17,133	$106,426	$50,058

The non-GAAP adjusted EBITDA measure is defined as earnings before interest, taxes, depreciation and amortization, equity method investment, inventory step-up, business acquisition costs and CEO transition costs. See section "reconciliation of selected GAAP measure to non-GAAP measures" for further details on each of these non-GAAP Items.

MGP INGREDIENTS, INC.
Purchase Accounting - Summary of Preliminary Fair Value Step Up
(UNAUDITED)
(in thousands)

The Merger was accounted for as a business combination in accordance with Accounting Standard Codification 805 “ASC 805”), Business Combinations, and as such, assets acquired, liabilities assumed, and consideration transferred were recorded at their estimated fair values on the acquisition date. The fair value of the assets and liabilities are based upon a preliminary assessment of fair value and may change as valuations for certain tangible assets, intangible assets and contingent liabilities are finalized and the associated income tax impacts are determined. The Company expects to finalize the purchase price allocation as soon as practicable, but no longer than one year from the acquisition date. The table below reflects the summary for Finished Goods inventory, Whiskey inventory, Property, plant and equipment, and Distributor relationships preliminary purchase price accounting step up to fair value, the related amortization period and the Income Statement caption within which the adjustment is included.

				Income Statement Impact
	Step Up Value	Amortization Period	Income Statement Caption	Quarter Ended September 30, 2021	Year to Date Ended September 30, 2021
Finished Goods Inventory	$2,529	3 months	Cost of sales	$—	$2,529
Whiskey Inventory	1,065	10 years	Cost of sales	27	54
Property, plant and equipment	7,340	various	Cost of sales	487	1,047
Definite-lived intangible asset - Distributor relationships	41,400	20 years	SG&A	518	1,036
Total Fair Value Step Up	$52,334			$1,032	$4,666